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                                                                   Exhibit 10.21


                     AMERICA WEST 1994 INCENTIVE EQUITY PLAN

                  AMENDED AND RESTATED EFFECTIVE JULY 27, 2000

        (INCORPORATES FIRST, SECOND, THIRD, FOURTH AND FIFTH AMENDMENTS)


      America West Airlines, Inc., a Delaware corporation ("AWA"), established the America West Airlines, Inc. 1994 Incentive Equity Plan (this "Plan"), effective as of December 1, 1994. Pursuant to that certain Agreement and Plan of Merger, dated as of December 19, 1996, among AWA, America West Holdings Corporation, a Delaware corporation and a wholly-owned subsidiary of AWA ("Holdings"), and AWA Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Merger Sub"), Merger Sub has merged with and into AWA (the "Merger"), as a result of which AWA has become a wholly-owned subsidiary of Holdings (the "Reorganization"). In connection with the Reorganization, (a) AWA has assigned this Plan to Holdings and Holdings has assumed the obligations of AWA under this Plan (such assignment and assumption becoming effective immediately prior to the effectiveness of the Merger) and (b) this Plan is amended and restated in its entirety as hereinafter provided (such amendment and restatement becoming effective immediately prior to the effective of the Merger), to provide, among other things, that (i) effective immediately prior to the effectiveness of the Merger, Holdings shall replace AWA as the "Company" under this Plan, and (ii) effective as of the effectiveness of the Merger, all Awards outstanding immediately prior to the effectiveness of the Merger shall automatically became Awards with respect to the Class B common stock, par value $0.01 per share, of Holdings, without any other change in the terms of such Awards (as defined in Paragraph 2).

      1. PURPOSE. The purpose of the Plan is to promote the interests of the Company by encouraging employees of the Company and its Subsidiaries (as defined in Paragraph 2) and the Nonemployee Directors (as defined in Paragraph 2) of the Company to acquire or increase their equity interests in the Company and to provide a means whereby employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

      2. DEFINITIONS. As used in this Plan:

            (a) "Appreciation Right" means a right granted pursuant to Paragraph 5.

            (b) "Award" means an Appreciation Right, an Option Right, a Director Option, Phantom Shares, a Performance Unit, Bonus Stock, Restricted Stock, or a Cash Tax Right (each as defined in this paragraph).

            (c) "Board" means the board of directors of the Company.

            (d) "Bonus Stock" means unrestricted shares of Common Stock granted pursuant to Paragraph 9.


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            (e) "Cash Tax Right" means a right granted pursuant to Paragraph 10.

            (f) "Change in Control" shall occur if:

                  (i) the individuals who, upon consummation of the Reorganization, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Reorganization whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such an individual were a member of the Incumbent Board; or

                  (ii) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the then outstanding voting securities of AWA or Holdings entitled to vote generally in the election of directors ("Voting Power"); or

                  (iii) any share of Common Stock or any other voting securities of the Company shall be purchased pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); or

                  (iv) the Company's stockholders shall approve a merger or consolidation, sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, other than (A) a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto will become (by operation of law), or are to be converted into, voting securities of the surviving corporation or its parent corporation immediately after such merger or consolidation that are owned by the same person or entity or persons or entities as immediately prior thereto and possess at least 75% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the Voting Power; or

                  (v) the stockholders of the Company shall approve a merger, consolidation, reorganization, disposition of assets, liquidation or other transaction (or series of related transactions) in which neither the Company nor AWA will survive as a publicly-owned corporation whose common stock is registered under the Exchange Act; or

                  (vi) Holdings or AWA shall sell or otherwise dispose of, or shall enter into a transaction or series of related transactions providing for the sale or other disposition of, or the stockholders of Holdings or AWA shall approve a transaction or series of related transactions providing for the sale or other disposition of, all or substantially all of the stock or assets of AWA.

            (g) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.


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            (h) "Committee" means the Compensation/Human Resources Committee of the Board.

            (i) "Common Stock" means the Class B Common Stock, $0.01 par value, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 13.

            (j) "Company" means (i) immediately prior to the effectiveness of the Merger, Holdings, and (ii) at all times prior to such time, AWA.

            (k) "Date of Grant" means (i) with respect to an Award other than a Director Option or an automatic grant of Common Stock pursuant to Paragraph 11(d), the date specified by the Committee on which such Award will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto), (ii) with respect to a Director Option, the automatic grant date as provided in Paragraph 11(a) or 11(b) and (iii) with respect to a grant of Common Stock to a Nonemployee Director pursuant to Paragraph 11(d), the automatic grant date as provided in Paragraph 11(d).

            (l) "Deferral Account" means the account established and maintained by the Company for deferral of Stock Option Gain by a Deferral Participant. Deferral Accounts will be maintained solely as bookkeeping entries to evidence unfunded obligations of the Company.

            (m) "Deferral Participant" means any Participant who is a member of a select group of management or highly compensated employees of the Company or any Subsidiary, who is designated by the Committee as a Deferral Participant and who makes a Stock Option Gain deferral election pursuant to Paragraph 15.

            (n) "Director Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 11.

            (o) "Dividend Equivalent" means, with respect to a Phantom Share, an amount equal to the amount of any dividends that are declared and become payable after the Date of Grant for such Award and on or before the date such Award is paid or forfeited, as the case may be.

            (p) "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with an Option Right is granted.

            (q) "Management Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Management Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: (i) earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); (ii) earnings before interest and taxes ("EBIT"); (iii) EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured


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either against the annual budget or as a ratio to revenue or return on total capital; (iv) total stockholder return; (v) stock price performance; (vi) revenue per available seat mile; (vii) costs per available seat mile; and (viii) customer satisfaction rating using the PLOG survey. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of airlines, shall be determined by the Committee in its discretion at the time of grant of the Award. A Management Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. The Committee, in its sole discretion and without the consent of the Participant, may amend an Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or (3) any partial or complete corporate liquidation. With respect to an Award that is subject to Management Objectives, the Committee must first certify that the Management Objectives have been achieved before the Award may be paid.

            (r) "Market Value per Share" means, at any date, the closing sale price per share of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

            (s) "Nonemployee Director" means a director of the Company who is not also an employee of the Company or a Subsidiary.

            (t) "Option Price" means the purchase price per share payable on exercise of an Option Right or Director Option.

            (u) "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4.

            (v) "Participant" means an employee of the Company or any of its Subsidiaries who is selected by the Committee to receive an Award under any of Paragraphs 4 through 10 and 14, and shall also include a Nonemployee Director who has received an automatic grant of Director Options pursuant to Paragraph 11(a) or 11(b) or an automatic grant of Common Stock pursuant to Paragraph 11(d).

            (w) "Performance Unit" means a unit equivalent to $100 (or such other value as the Committee determines) awarded pursuant to Paragraph 8.

            (x) "Phantom Shares" means notional shares of Common Stock awarded pursuant to Paragraph 7.

            (y) "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 6 as to which neither the ownership restrictions nor the restriction on transfers referred to therein has expired.


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            (z) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange
Commission (or any successor rule to the same effect) as in effect from time to time.

            (aa) "Spread" means the amount determined by multiplying (a) the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price provided for in the related Option Right, or if there is no tandem Option Right, the Grant Price provided for in the Appreciation Right by (b) the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

            (bb) "Stock Option Gain" means, pursuant to the exercise of an Option Right not intended to qualify as an incentive stock option under Section 422 of the Code, the shares of Common Stock representing the difference between the aggregate Market Value per Share of shares of Common Stock subject to the Option Right on the date of exercise less the aggregate Option Price, if, and only if, the aggregate Option Price is paid with shares of Common Stock already owned by the Deferral Participant, as described in Paragraph 4(c)(ii) and in Revenue Ruling 80-244, 1980-2 C.B. 234.

(cc) "Subsidiary" means, at any time, any corporation in which at the time the Company then owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

      3. SHARES AVAILABLE UNDER PLAN. Subject to adjustments as provided in Paragraph 13, (i) 7,500,000 is the maximum number of shares of Common Stock which may be issued or transferred and covered by all outstanding Awards under this Plan, of which number no more than 1,500,000 shares will be issued or transferred as Restricted Stock or Bonus Stock and (ii) 350,000 is the maximum number of shares of Common Stock which may be issued pursuant to or covered by Option Rights and Appreciation Rights granted under this Plan to any one Participant during any calendar year. Such shares may be shares of original issue or any combination of the foregoing. Upon the exercise of an Option Right pursuant to which Stock Option Gain is deferred under Paragraph 15, the number of shares representing Stock Option Gain will be deemed to have been issued under this Plan for purposes of this Paragraph 3; and transfer of shares in respect of the settlement of a Deferral Account pursuant to Paragraph 15 shall not be deemed to be the transfer of additional shares under this Paragraph 3. Upon exercise of any Appreciation Rights or the payment of any Phantom Shares, there will be deemed to have been delivered under this Plan for purposes of this Paragraph 3 the number of shares of Common Stock covered by the Appreciation Rights or equal to the Phantom Shares, as applicable, regardless of whether such Appreciation Rights or Phantom shares were paid in cash or shares of Common Stock. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights, Appreciation Rights, or Phantom Shares awarded or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan, unless, with respect to Restricted Stock, the Participant has received benefits of ownership with respect to such shares, such as dividends, but not including voting rights.

      4. OPTION RIGHTS. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:


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            (a) Each grant will specify the number of shares of Common Stock to which it pertains.

            (b) Each grant will specify its Option Price, which may not be less than 100% of the Market Value per Share on the Date of Grant.

            (c) Each grant will specify that the Option Price will be payable
(i) in cash by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock already owned by the optionee having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates, or (iv) by a combination of such methods of payment.

            (d) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

            (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company and/or any Subsidiary and/or the Management Objectives (if any) to be achieved before the Option Rights or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a Change in Control or other corporate transaction or event or upon termination of the Participant's employment due to death, disability, retirement or otherwise.

            (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Options Rights will be exercisable and may set forth a formula or other method for determining the number of Option Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

            (g) Option Rights granted under this Plan may be (i) options which are intended to qualify as incentive stock options under Section 422 of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

            (h) Each grant shall specify the period during which the Option Right may be exercised, but no Option Right will be exercisable more than ten years from the Date of Grant.

            (i) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

      5. APPRECIATION RIGHTS. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph. Appreciation Rights may be granted in tandem with Option Rights or separate and apart from a grant of Option Rights. An Appreciation Right will be a right of the Participant granted such Award to receive from the Company, upon exercise, an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An


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Appreciation Right granted in tandem with an Option Right may be exercise only by surrender of the related Option Right. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the limitations, contained in the following provisions:

            (a) Each grant will state whether it is made in tandem with Option Rights and, if not made in tandem with any Option Rights, will specify the number of shares of Common Stock in respect of which it is made.

            (b) Each grant made in tandem with Option Rights will specify the Option Price and each grant not made in tandem with Option Rights will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

            (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the Spread or a percentage of the Spread, or (iii) any combination thereof, as determined by the Committee in its sole discretion.

            (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

            (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company and/or any Subsidiary and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Right may be exercised except at a time when the Spread is positive, and with respect to any grant made in tandem with Option Rights, when the related Option Right is also exercisable. Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other corporate transaction or event or upon the Participant's termination due to death, disability or retirement.

            (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Appreciation Rights will be exercisable and may set forth a formula or other method for determining the number of Appreciation Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

            (g) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right, identify any Option Right granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

      6. RESTRICTED STOCK. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:


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            (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

            (b) Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each grant or sale that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the shares of Restricted Stock will be forfeited and may set forth a formula or other method for determining the number of shares of Restricted Stock with respect to which restrictions will lapse if performance is at or above such minimum but short of full achievement of the Management Objectives.

            (c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

            (d) Each such grant or sale will provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations thereunder, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other corporate transaction or event or upon termination of the Participant's employment due to death, disability, retirement or otherwise.

            (e) Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

            (f) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

            (g) Unless otherwise approved by the Committee, certificates representing shares of Common Stock transferred pursuant to a grant of Restricted Stock will be held in escrow pursuant to an agreement satisfactory to the Committee until such time as the restrictions on transfer have expired or the shares have been forfeited.

            (h) The maximum number of shares of Restricted Stock that may be granted or sold to any one Participant in any calendar year is 150,000 shares.


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      7. PHANTOM SHARES. The Committee may also from time to time authorize grants to any Participant of Phantom Shares upon such terms and conditions as it may determine in accordance with the following provisions:

            (a) Each grant will specify the number of Phantom Shares to which it pertains and the payment or crediting of any Dividend Equivalents with respect to such Phantom Shares.

            (b) Each grant will specify the Management Objectives, if any, that are to be achieved in order for the Phantom Shares to be earned. Each grant that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objections below which the Phantom Shares will be forfeited and may set forth a formula or other method for determining the number of Phantom Shares to be earned if performance is at or above such minimum but short of full achievement of the Management Objectives.

            (c) Each grant will specify the time and manner of payment of Phantom Shares which have been earned, which payment may be made in (i) cash,
(ii) shares of Common Stock or (iii) any combination thereof, as determined by the Committee in its sole discretion.

            (d) Each grant of Phantom Shares will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination due to death, disability or retirement.

            (e) The maximum number of Phantom Shares that may be granted to any one Participant in any calendar year is 150,000 shares.

      8. PERFORMANCE UNITS. The Committee may also from time to time authorize grants to any Participant of Performance Units upon such terms and conditions as it may determine in accordance with the following provisions:

            (a) Each grant will specify the number of Performance Units to which it pertains.

            (b) Each grant will specify the Management Objectives that are to be achieved in order for the Performance Units to be earned. Each grant will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and may set forth a formula or other method for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objective.

            (c) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.


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            (d) Each grant of a Performance Unit will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination of employment due to death, disability, retirement or otherwise.

            (e) The maximum amount of compensation that may be subject to any Performance Unit grant made to any one Participant in any calendar year is $1.5 million.

      9. BONUS STOCK. The Committee may also from time to time authorize grants to any Participant of Bonus Stock, which shall constitute a transfer of shares of Common Stock, without other payment therefor, as additional compensation for the Participant's services to the Company or its Subsidiaries.

      10. CASH TAX RIGHTS.

            (a) The Committee may also from time to time authorize grants to any Participant of Cash Tax Rights upon such terms and conditions as it may determine in accordance with this Paragraph. Cash Tax Rights may be granted in tandem with any Award that is payable in shares of Common Stock. A Cash Tax Right will be the right of the Participant granted such Award to receive from the Company, upon receipt of shares of Common Stock pursuant to the tandem Award, an amount of cash, which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Market Value per Share (not exceeding 100%) of each share of Common Stock received upon payment of the tandem Award.

            (b) Each grant of a Cash Tax Right will (i) state the Award it is made in tandem with and will specify the percentage of the Market Value per Share that shall be payable in cash and (ii) be evidenced by an agreement extended on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination of employment due to death, disability, retirement or otherwise.

      11. DIRECTOR OPTIONS, ETC.

            (a) Each Nonemployee Director who serves in such capacity on December 31, 1994 shall automatically receive, on such date, a Director Option for 3,000 shares of Common Stock. Each Nonemployee Director who is elected or appointed to the Board for the first time after the effective date of this Plan shall automatically receive, on the date of his or her election or appointment, a Director Option for 3,000 shares of Common Stock.

            (b) On the date following the regular meeting of the stockholders of the Company in each year that this Plan is in effect (commencing with the 1995 annual meeting of stockholders), each Nonemployee Director who is in office on that day and who was not elected for the first time at such annual meeting shall automatically receive a Director Option of 3,000 shares of Common Stock.


                                      10.
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            (c) Each Director Option will be subject to all of the limitations contained in the following provisions:

                  (i) Each Director Option shall become exercisable (vested) on the first day that is more than six months following its Date of Grant; provided that in no event shall any Director Option be excisable prior the approval of this Plan by the Company's stockholders.

                  (ii) The Option Price of each Director Option shall be the Market Value per Share on its Date of Grant.

                  (iii) Each Director Option that is vested may be exercised in full at one time or in part from time to time by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Director Option is being exercised, accompanied by payment in full of the Option Price for such shares, which payment may be (A) in cash by check acceptable to the Company, (B) by the transfer to the Company of shares of Common Stock already owned by the optionee having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (C) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates or (D) by a combination of such methods of payment.

                  (iv) Each Director Option shall expire ten years from the Date of Grant thereof, but shall be subject to early termination as follows: Director Options, to the extent exercisable as of the date a Nonemployee Director ceases to be a director of the Company, must be exercised within three months of such date; provided that if such termination from the Board results from the Nonemployee Director's death, disability or retirement, then case the Director Options must be exercised within three years from the date of such termination; provided further that if within such three month period the Nonemployee Director is appointed to serve on the Advisory Committee established by the Board of Directors of May 20, 1998, then the Director Options must be exercised within three months following the date on which he or she ceases to serve on such Advisory Committee; but provided further, however, that in no event shall the normal ten year expiration date of such Director Options be extended.

                  (v) In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Director Options provided for at such time in Paragraphs 11(a) and 11(b) and all automatic grants of Common Stock provided for at such time in Paragraph 11(d), then Paragraph 11(d) shall take precedence over Paragraphs 11(a) and 11(b) so that all automatic grants of Common Stock then required to be made under Paragraph 11(d) shall be made in full before any automatic grants of Director Options are made at such time under Paragraphs 11(a) and 11(b). In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Director Options provided for in Paragraphs 11(a) and 11(b) at such time, then all Nonemployee Directors who are entitled to an automatic grant of Director Options at such time shall share ratably in the number of shares then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares.


                                      11.

            (d) On December 31 in each year that this Plan is in effect (commencing on December 31, 2000), each Nonemployee Director who is in office on that day shall automatically receive, without additional consideration, a grant of 1,000 shares of Common Stock; provided, however, that the annual grant to any Nonemployee Director who has not been in office at all times during the 12-month period immediately prior to the Date of Grant shall be prorated based on the number of whole months that such Nonemployee Director has been in office during such 12-month period. Each such grant of Common Stock shall be subject to the following terms and conditions:

                  (i) Each grant will constitute an immediate and nonforfeitable transfer of the ownership of shares covered thereby to the Nonemployee Director in consideration for services rendered by such Nonemployee Director, entitling such Nonemployee Director to voting and other ownership rights.

                  (ii) In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Common Stock provided for at such time in this Paragraph 11(d) and all automatic grants of Director Options provided for at such time in Paragraphs 11(a) and 11(b), then this Paragraph 11(d) shall take precedence over Paragraphs 11(a) and 11(b) so that all automatic grants of Common Stock then required to be made under this Paragraph 11(d) shall be made in full before any automatic grants of Director Options are made at such time under Paragraphs 11(a) and 11(b). In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Common Stock provided for in this Paragraph 11(d) at such time, then all Nonemployee Directors who are entitled to an automatic grant of Common Stock under this Paragraph 11(d) at such time shall share ratably in the number of shares then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares.

      12. TRANSFERABILITY.

            (a) Except as provided in subparagraph (b) below, no Award that has not become payable or earned will be transferable by a Participant other than by will or the laws of descent and distribution and Director Options, Option Rights or Appreciation Rights will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

            (b) The Committee may, in its discretion, adopt rules or guidelines under which any Award previously granted or to be granted to a Participant (other than an incentive stock option) may be transferred (in whole or in part) by the Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the Participant, (iii) a partnership in which such Immediate Family Members and, if applicable, the Participant are the only partners or (iv) section 501(c)(3) organizations. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable to the Award immediately prior to transfer; provided, however, that no transferred Award shall be exercisable or payable, as the case may be, unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect


                                      12.

to the Award. Effective January 1, 1999, transfers pursuant to this paragraph are permitted for all senior vice presidents, presidents, the Chairman of the Board and all non-employee members of the Board.

      13. ADJUSTMENTS. The Board shall make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the numbers of shares of Common Stock covered by outstanding Director Options, Option Rights, Appreciation Rights and Phantom Shares granted hereunder, in the Option Price or Grant Price applicable to any such Director Options, Option Rights and Appreciation Rights, in the value of Deferral Accounts and the deemed investment thereof, and/or in the kind of shares covered thereby (including shares of another issuer), as is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, reorganization, partial or complete liquidation, issuance of writs or warrants to purchase securities or any other corporation transaction or event having an effect similar to any of the foregoing.

      14. RE-LOAD OPTIONS.

            (a) Without in any way limiting the authority of the Committee to make or not to make grants of options hereunder, the Committee shall have the authority (but not an obligation) to include as part of any option grant a provision entitling the Participant to a further option (a "Re-Load Option") if the Participant exercises the option, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the option grant, provided that the Participant has held such surrendered shares of Common Stock for at least six (6) months. Only 50% of an option grant or 100,000 shares, whichever is less, may be exercised in any year subject to Re-Load Option pursuant to the provisions of this Paragraph 14. Any Re-Load Option shall (i) provide for a number of shares equal to the number of shares surrendered as part or all of the exercise price of an Option Right; (ii) have an exercise price equal to the aggregate Market Value per Share on the date of exercise of the Option Right, the exercise of which gave rise to such Re-Load Option (the "Original Option Right"); (iii) have an expiration date which is ten
(10) years from the Date of Grant of the Original Option Right; (iv) have a vesting schedule equal to one third (1/3) of the Re-Load Option grant for each year following the date of such grant, assuming continued active employment during such period, provided that the Re-Load Option shall be one hundred percent (100%) vested upon the Participant's retirement or disability, assuming continued active employment through the date of such retirement or disability, and such retired or disabled Participant shall have three (3) years from the date of termination of employment (but not beyond the Re-Load Option's expiration date) to exercise such Re-Load Option; (v) be exercisable upon three
(3) months' written notice to the Committee made prior to exercise; and (vii) be exercisable not more than once per year with the approval of the Committee. Re-Load Options shall be subject to the same terms and conditions of the Original Option Right unless otherwise stated in this Paragraph 14(a).

            (b) Any Re-Load option may be an option intended to qualify as an incentive stock option under Section 422 of the Code or an option not intended to so qualify, as the Committee may designate at the time of the grant of the Original Option Right; provided,


                                      13.

however, that the designation of any Re-Load Option as an incentive stock option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of incentive stock options described in Section 422(d) of the Code. There shall be no Re-Load Options on Re-Load Options. Any Re-Load Option shall be subject to the availability of sufficient shares under Paragraph 3 and the limitations on individual Participants' option grants under Paragraph 3 and shall be subject to such other terms and conditions as the Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of options.

      15. STOCK OPTION GAIN DEFERRAL.

            (a) Participation. Only Deferral Participants are eligible to make an election pursuant to this Paragraph 15.

            (b) Deferrals. A Deferral Participant may elect to defer Stock Option Gain pursuant to one or more Option Rights. All of the gain inherent in an Option Right must be deferred, although the Option Right may be exercised in parts.

                  (i) Elections. Once an election form, properly completed, is received by the Committee, the election of the Deferral Participant shall be irrevocable; provided, however, that the Committee may, in its discretion, permit a Deferral Participant to elect a further deferral of amounts credited to his or her Deferral Account by filing a later election form; provided further, however, that, unless otherwise approved by the Committee, any election to defer further amounts credited to a Deferral Account must be made at least one (1) year prior to the date such amounts would otherwise be payable in the absence of such later election and shall be void in the event of a Deferral Participant's earlier termination of employment.

                  (ii) Date of Election. An election to defer Stock Option Gain shall be made at least six (6) months prior to the exercise of an Option Right. Accordingly, once a Deferral Participant has made such an election, the Deferral Participant may not exercise the Option Right covered by the election for at least six (6) months thereafter.

            (c) Deferral Accounts.

                  (i) Establishment; Crediting of Amounts Deferred. A Deferral Account shall be established for each Deferral Participant, as directed by the Committee. The amount of Stock Option Gain deferred with respect each Deferral Account will be credited to such Deferral Account as of the date on which such amount would have been paid to the Deferral Participant but for the Deferral Participant's election to defer receipt hereunder. Amounts credited to a Deferral Account shall be deemed invested in Common Stock, and the Deferral Account accordingly shall fluctuate in value in accordance with the Market Value per Share of Common Stock.

                  (ii) Adjustments. Amounts credited to a Deferral Account shall be adjusted pursuant to the terms of Paragraph 13.


                                      14.

            (d) Settlement of Deferral Accounts.

                  (i) Form of Payment. The Company shall settle a Deferral Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under this Paragraph 15 with respect to such Deferral Account, by transferring to the Deferral Participant (or the Deferral Participant's beneficiary or estate in the case of death) shares of Common Stock equal in number (both whole and fractional) to the deemed Common Stock investment of the Deferral Account.

                  (ii) Timing of Transfers. Transfers in settlement of a Deferral Account shall be made as soon as practicable after the date specified by the Deferral Participant in his or her election relating to such Deferral Account, or earlier in the event of termination of employment, in the following circumstances:

                        (1) A single lump sum transfer or installment transfers in settlement of any Deferral Account shall be made or commence, as the case may be, as promptly as practicable following the Deferral Participant's attainment of age 55, 60, or 65, in accordance with the Deferral Participant's election made pursuant to Paragraph 15(b); provided, however, that a single lump sum transfer shall be made in the event of the Deferral Participant's termination of active employment, regardless of cause, prior to the transfer date specified in such election. Installment transfers shall be made in substantially equal amounts (i.e., substantially equal in terms of the number of shares of Common Stock transferred) over five (5), ten (10) or fifteen (15) years pursuant to the Deferral Participant's election made pursuant to Paragraph 15(b).

                        (2) In the event of a Change in Control, a single transfer in settlement of a Deferral Participant's entire Deferral Account shall be made within fifteen (15) business days following the effective date such Change in Control.

                        (3) In the event of a Deferral Participant's death prior to receiving all transfers to which he or she is entitled, the beneficiary of the Deferral Participant, as last designated in writing on a form provided by the Committee, or the Deferral Participant's estate (in the absence of such a designation) shall receive the remaining transfers in accordance with the single lump sum or installment method of transfer specified in the Deferral Participant's election made pursuant to Paragraph 15(b); provided, however, that such transfer shall be made or commence, as the case may be, within sixty (60) business days following the date of the Deferral Participant's death and that a single lump sum transfer shall be made in all cases in which transfers to the Deferral Participant have not commenced prior to death.

                  (iii) Financial Hardship Transfers. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Committee determines that the Deferral Participant has a financial hardship of such a substantial nature and beyond the individual's control that settlement of amounts previously deferred under the Plan is warranted, the Committee may direct the settlement of all or a portion of the balance of a Deferral Account and the time and manner of such transfer. Financial hardship shall mean a severe financial hardship to the Deferral Participant resulting from a sudden and unexpected illness or accident of the Deferral Participant or his or her dependent, loss of the Deferral Participant's property due to


                                      15.

casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Deferral Participant.

            (e) Statements. The Committee will furnish statements to each Deferral Participant reflecting the amount credited to a Deferral Participant's Account and transactions therein not less frequently than once each calendar year.

            (f) Claims Procedure.

                  (i) Any application or request for the settlement of a Deferral Account, inquiries about this Paragraph 15 or inquiries about present or future rights under this Paragraph 15 (a "Claim") must be submitted to the Committee at:

                        Compensation/Human Resources Committee
                        America West Airlines, Inc.
                        4000 E. Sky Harbor Boulevard
                        Phoenix, Arizona 85034-3899

or such other address as the Committee may from time to time specify.

                  (ii) If a Claim is denied in whole or in part, the Committee must notify the applicant, in writing, of the denial of the application and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the individual and will include specific reasons for the denial, specific references to the provisions of Plan upon which the denial is based, a description of any information or material that the Committee needs to complete the review and an explanation of the claims procedure of Paragraph 15(f).

                  (iii) This written notice will be given to the individual within 90 days after the Committee receives the application, unless special circumstances require an extension of time, in which case, the Committee shall have up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

                        (1) This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Committee is to render its decision on the application. If written notice of denial of the Claim is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the review procedure described below.

                  (iv) Any person (or that person's authorized representative) for whom a Claim is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Committee within 60 days after the application is denied (or deemed denied). The Committee will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to the Committee at:


                                      16.

                        Compensation/Human Resources Committee
                        America West Airlines, Inc.
                        4000 E. Sky Harbor Boulevard
                        Phoenix, Arizona 85034-3899

or such other address as the Committee may from time to time specify.

                  (v) A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Committee may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

                  (vi) The Committee will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days) for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. The Committee will give prompt, written notice of its decision to the applicant. If the Committee defers denial of a Claim in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific provisions of this plan upon which the decision is based. If written notice of the Committee's decision is not given to the applicant within the time prescribed in this subparagraph (vi), the application will be deemed denied on review.

                  (vii) The Committee will establish rules and procedures, consistent with the Plan, this Paragraph 15 and Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as necessary and appropriate in carrying out its responsibilities in reviewing Claims. The Committee may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of a Claim to do so at the applicant's own expense.

                  (viii) No legal action in respect of a Claim under this Paragraph 15 may be brought until the claimant (i) has submitted a written Claim in accordance with Paragraph 15(f)(i) above, (ii) has been notified by the Committee that the application is denied (or the application is deemed denied due to the Committee's failure to act on it within the established time period),
(iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Paragraph 15(f)(iii) above, and (iv) has been notified in writing that the Committee has denied the appeal (or the appeal is deemed to be denied due to the Committee's failure to take any action on the claim within the time prescribed by Paragraph 15(f)(iv) above).

            (g) General Provisions.

                  (i) Limits on Transfers. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in a Deferral Account shall be transferable or assignable by a Deferral Participant or his or her Beneficiary, be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, or be subject to the debts, contracts, liabilities or engagements, or torts of any Deferral


                                      17.

Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in a Deferral Account shall be void.

                  (ii) Receipt and Release. A transfer to any Deferral Participant or Beneficiary in accordance with the provisions of this Paragraph 15 shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred pursuant to the Deferral Account to which the transfer relates against the Company or any Subsidiary, and the Committee may require such Deferral Participant or Beneficiary, as a condition to such transfer, to execute a receipt and release to such effect.

                  (iii) Unfunded Status; Creation of Trusts. This Paragraph 15 is intended to constitute an "unfunded" plan for deferred compensation, and Deferral Participants shall rely solely on the unsecured promise of the Company for transfers hereunder with respect to any transfer not yet made to a Deferral Participant. Nothing contained in this Paragraph 15 shall give a Deferral Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of a trust or make other arrangements to meet the Company's obligations under this Paragraph 15, which trust or other arrangements shall be consistent with the "unfunded" status of such deferred compensation plan unless the Committee otherwise determines with the consent of each affected Deferral Participant.

                  (iv) Compliance. A Deferral Participant shall have no right to receive any payment or transfer with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to this Paragraph 15 and the making of such payment or transfer shall have been complied with in full. In addition, the Company shall impose such restrictions on Common Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Common Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

                  (v) Other Participant Rights. No Deferral Participant shall have any of the rights or privileges of a stockholder of the Company under this Paragraph 15, including as a result of the deemed investment of a Deferral Account in Common Stock or the creation of any trust and deposit of Common Stock therein, except at such time as Common Stock may be actually delivered in settlement of a Deferral Account. Subject to the limitations set forth in Paragraph 15(g)(i) above, the terms and conditions of this Paragraph 15 shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

                  (vi) Limitation. A Deferral Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account, and neither the Company, any Subsidiary nor the Committee shall be liable or responsible therefor.


                                      18.

                  (vii) Effect on Cash Tax Rights. If an election under this Paragraph 15 is made to defer the receipt of Stock Option Gain upon the exercise of an Option Right pursuant to which a Cash Tax Right was awarded at the time of grant according to the terms of Paragraph 10 above, such Cash Tax Right shall be terminated upon the election to defer Stock Option Gain.

      16. FRACTIONAL SHARES. Except as otherwise provided in Paragraph 15(d)(i) above, the Company will not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or the settlement of fractions in cash.

      17. WITHHOLDING OF TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any grant or payment made to a Participant or any other person under this Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such grant or payment that the Participant or such other person make arrangements satisfactory to the Company for the payment of the balance of such taxes required or requested to be withheld, which arrangements in the discretion the Committee may include relinquishment of a portion of such Award or payment. With respect to any Participant who is subject to Rule 16b-3 at the time withholding is required with respect to an Award payable in Common Stock, to the extent such withholding is not satisfied by a tandem Cash Tax Right, if any, the Participant may direct the Company to withhold a number of shares of Common Stock having an aggregate Market Value per Share equal to the amount of taxes required to be withheld by the Company.

      18. PARACHUTE TAX GROSS-UP. If option acceleration or any payment, distribution or other benefit by or from the Company to or for the benefit of a Participant (whether actually or deemed paid or payable, distributed or distributable or received or receivable pursuant to the terms of the Plan or otherwise, but determined without regard to any additional payment required under this gross-up provision) (collectively, the "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive from the Company an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including, without limitation, any income and employment taxes and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. All calculations required by this excise tax gross-up provision shall be performed by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), based on information supplied by the Company and the Participant. All fees and expenses of the Auditors shall be paid by the Company.

      19. ADMINISTRATION OF THE PLAN.

            (a) This Plan will be administered by the Committee, which at all times will consist of not less than three directors appointed by the Board, each of whom will be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the


                                      19.

meaning of Section 162(m) of the Code. A majority of the Committee will constitute a quorum, and the action of the members the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

            (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or documentation will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith or in the absence of gross negligence or willful misconduct on the part of such member.

      20. AMENDMENTS, ETC.

            (a) This Plan may be amended from time to time by the Board.

            (b) The Committee may, in its sole discretion, take any action it deems to be equitable under the circumstances or in the best interests of the Company with respect to any Award, unless such Award is intended to qualify as "performance based" compensation under Section 162(m) of the Code and such action would cause the Award to fail to so qualify.

            (c) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

      21. TERM. This Plan became effective as of December 1, 1994. Unless sooner terminated, this Plan shall terminate on November 30, 2004, and no further Awards shall be made, but all outstanding Awards and Deferral Accounts on such date shall remain effective in accordance with their terms and the terms of this Plan.

      This AMERICA WEST 1994 INCENTIVE EQUITY PLAN, amended and restated effective July 27, 2000, is hereby executed by a duly authorized officer of America West Holdings Corporation.



                                    AMERICA WEST HOLDINGS CORPORATION



                                    By: /s/ William A. Franke
                                       ---------------------------------------
                                          William A. Franke
                                    Its:  Chief Executive Officer


                                      20.